UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 17, 2011

Wells Mid-Horizon Value-Added Fund I, LLC

(Exact Name of Registrant as Specified in Charter)

Georgia	000-53626	20-3192853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2011, the board of directors of Wells Investment Management Company, LLC ("WIM"), the manager of Wells Mid-Horizon Value-Added Fund I, LLC (the "Registrant"), accepted Kevin A. Hoover's resignation as president of WIM and appointed Christopher D. Daniels to serve as president of WIM effective immediately. Upon Mr. Hoover's resignation as president, the board of directors of WIM increased the size of the WIM board by one member and elected Mr. Hoover to fill the vacancy created thereby. The Registrant has no officers and directors; it operates under the direction of the board of directors of WIM, its manager, and relies on WIM's officers to perform officer functions for it.

In addition to serving as President of WIM, Christopher D. Daniels is Managing Director of Capital Markets for Wells Real Estate Funds, Inc. ("WREF"), a position he has held since 2008.  WREF owns and controls WIM, and is an affiliate of the Registrant.  As Managing Director of Capital Markets for WREF Mr. Daniels oversees the real estate finance-related activities for WREF-sponsored programs, including the negotiation, structuring and closing of financing to meet the WREF-sponsored programs' investment objectives.  Mr. Daniels has 20 years of experience in banking and commercial real estate, including experience in acquisitions, asset management, dispositions, financial analysis and underwriting.  Prior to joining WREF in 2002, Mr. Daniels was a Senior Director and Vice President at GMAC Commercial Mortgage where he was responsible for underwriting commercial real estate loans.  Mr. Daniels also served as Portfolio Manager for Insignia Financial Group where he was responsible for the asset management of a nationwide real estate portfolio, and as a Real Estate Credit Officer for First Union National Bank.  Mr. Daniels received a Bachelor of Business Administration degree in Finance from Kennesaw Sate University and is a member of the Mortgage Bankers Association.  Mr. Daniels is 47 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Wells MID-HORIZON VALUE-ADDED fUND I, llc

(Registrant)

By: WELLS INVESTMENT MANAGEMENT COMPANY, LLC

(Manager)

February 23, 2011	/s/ Douglas P. Williams
Douglas P. Williams
Principal Financial Officer, Senior Vice President, Secretary and Treasurer of Wells Investment Management Company, LLC